Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 of our report dated March 15, 2005 relating to the financial statements, which appears in the 2004 Annual Report to Shareholders, which is incorporated by reference in Ocwen Financial Corporation’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2004. We also consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 of our report dated May 2, 2005 related to management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Ocwen Financial Corporation’s Annual Report on Form 10-K/A for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

West Palm Beach, Florida

June 16, 2005